Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of BIO-key International, Inc. (the “Company”) on Form S-1 of our report dated June 1, 2023, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audit of the consolidated financial statements of the Company as of and for the year ended December 31, 2022, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

Our report on the consolidated financial statements contains an explanatory paragraph regarding adjustments described in Note S to the consolidated financial statements that were applied to restate the 2021 financial statements to correct errors. We were not engaged to audit, review, or apply any procedures to the 2021 financial statements of the Company other than with respect to the adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2021 financial statements taken as a whole.

/s/ Marcum LLP

Marcum LLP

Saddle Brook, NJ

October 16, 2023